As Filed with the Securities and Exchange Commission on July 13, 2006
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
July 10, 2006
Date of Report (Date of Earliest Event Reported)
Capital Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Tennessee
(State or other jurisdiction of
incorporation or organization)

000-51114	62-1848668
(Commission File Number)	(I.R.S. Employer Identification Number)
1820 West End Avenue
Nashville, TN
(Address of principal executive offices)
37203
(Zip Code)
615-327-9000
(Registrant’s telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act
     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01 Entry into Material Definitive Agreement.
ITEM 9.01 Financial Statements and Exhibits
Signatures
Ex-99.1 Supplemental Executive Retirement Plan Agreement dated July 10, 2006 between Capital Bank & Trust Company and R. Rick Hart
Ex-99.2 Supplemental Executive Retirement Plan Agreement dated July 10, 2006 between Capital Bank & Trust Company and John Gregory
Ex-99.3 Supplemental Executive Retirement Plan Agreement dated July 10, 2006 between Capital Bank & Trust Company and Sally P. Kimble
Ex-99.4 Severance Agreement dated July 10, 2006 between Capital Bank & Trust Company, the Registrant and Sally P. Kimble

ITEM 1.01 Entry into Material Definitive Agreement.
Effective July 10, 2006 Capital Bank & Trust Company and the Registrant entered into Supplemental Executive Retirement Plan Agreements (“SERPs”) with R. Rick Hart, John Gregory and Sally P Kimble, executive officers of the Registrant. The SERPs generally provide the executive officers with defined payments in the event of death, disability, early termination of employment (including early termination in connection with a change in control) and upon retirement. The SERPs contain non-disclosure, non-solicitation and non-competition provisions. The Bank intends to purchase bank owned life insurance to fund the costs of the SERPs.
Effective July 10, 2006, Capital Bank & Trust Company and the Registrant entered into a Severance Agreement with Sally P. Kimble, its chief financial officer, providing for certain severance benefits in the event of an involuntary termination of employment by the employer, other than for cause, or in the event of a voluntary termination of employment by the employee for good reason, within six months of a change of control.
The descriptions of the material definitive agreements set forth above are qualified in their entirety by reference to the agreements themselves, which are being filed as exhibits to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits
     (c) Exhibits:
     99.1 Supplemental Executive Retirement Plan Agreement dated July 10, 2006 between Capital Bank & Trust Company and R. Rick Hart
     99.2 Supplemental Executive Retirement Plan Agreement dated July 10, 2006 between Capital Bank & Trust Company and John Gregory
     99.3 Supplemental Executive Retirement Plan Agreement dated July 10, 2006 between Capital Bank & Trust Company and Sally P. Kimble
     99.4 Severance Agreement dated July 10, 2006 between Capital Bank & Trust Company, the Registrant and Sally P. Kimble

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL BANCORP, INC.
Date: July 13, 2006	By:	/s/ R. Rick Hart
R. Rick Hart, Chairman, President and CEO